EXHIBIT 10.7 TRADEMARK LICENSE AGREEMENT WITH COLOR-SPEC TECHNOLOGIES, INC.


                          TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement ("Agreement") is by and between Color-Spec Technologies, Inc., a Colorado corporation having it principal place of business at 3225 E. 2nd Avenue, Denver, CO 80206, ("Licensor") and Real Estate Opportunities, Inc., d/b/a PocketSpec Technologies, Inc., a Colorado corporation having it principal place of business at 3225 E. 2nd Avenue, Denver, CO 80206 ("Licensee"), to become effective on the date of last signature below (the "Effective Date").

                                    RECITALS
                                    --------

     WHEREAS, Licensor is engaged in design and development of electronic color and light analyzer devices in connection with its use of its distinctive mark "POCKETSPEC" and "POCKETSPEC TECHNOLOGIES, INC." ("the POCKETSPEC marks").

     WHEREAS, Licensee is in the business of, among other things, manufacturing and sales of electronic light analyzer devices. In connection with this aspect of its business, Licensee seeks to use the POCKETSPEC marks in association with the manufacturing, marketing and sale of certain electronic light analyzer devices.

     WHEREAS, Licensee desires to obtain a license to the POCKETSPEC marks from Licensor, and Licensor desires to provide such a license to Licensee pursuant to the following terms and conditions.

                              TERMS AND CONDITIONS

In consideration of the mutual covenants contained herein and for other good and valuable consideration, including the technology licensing arrangement and corresponding consideration between the parties, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. DEFINITION.
     --------------


     1.1 Electronic Devices means the hand held electronic color and light analyzer devices that are being manufactured pursuant to a technology license agreement between Licensee and Licensor.

     1.2 Licensed Marks means the marks identified on Appendix A attached hereto.

     1.3 Territory means the United States of America.

     2. LICENSE GRANT.
     -----------------
     Subject to all the terms and conditions hereof, Licensor grants to Licensee an exclusive, non-transferable and non-assignable right to use the Licensed Marks in the Territory, solely in connection with the manufacturing, marketing and sales of the Electronic Devices, and the rights to sublicense such uses. Licensee shall use the Licensed Marks only in the form and manner and with appropriate legends and markings as prescribed from time to time by Licensor.

     3. QUALITY CONTROL.
     -------------------
     Licensee agrees that all services promoted and/or provided under the Licensed Marks, and all uses of the Licensed Marks in association with the Electronic Devices shall be of a nature and quality conforming to standards approved by Licensor. Licensor has the right to ensure that the nature and quality of the services offered, and the goods manufactured and sold by Licensee under the Licensed Marks conform to standards approved by Licensor and are maintained at a level which reflects the high standards of Licensor, including having Licensor's duly authorized representatives inspect Licensee's use of the Licensed Marks at mutually convenient times.

     4. RIGHTS OF THE PARTIES.
     -------------------------
     Licensee agrees that all use of the Licensed Marks by Licensee shall inure exclusively to the ownership benefit of Licensor. Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Licensed Marks. Licensor shall be responsible for taking all actions to register the Licensed Marks and comply with necessary post-registration filings at the U.S. Patent and Trademark Office.


     5. ENFORCEMENT AND PROTECTION OF LICENSED  RIGHTS.
     --------------------------------------------------
     Licensor shall have the sole and exclusive right, with Licensee's reasonable cooperation, to pursue protection of the Licensed Marks and to enforce Licensor's rights in the Licensed Marks against third party infringers. The expenses of any such enforcement, including legal proceedings relating thereto, shall by paid by Licensor and any and all recoveries from a lawsuit or settlement shall go solely to Licensor. Licensee agrees to notify Licensor promptly of any suspected infringement of the Licensed Marks which may come to its attention and further agrees to assist Licensor, at Licensor's reasonable request, in any lawsuit or any other dispute involving the Licensed Marks.

     6. TERM AND TERMINATION.
     ------------------------
     The term of this Agreement shall commence on the Effective Date and continue for a period of ten (10) years unless this Agreement is terminated at an earlier time. This term shall automatically be renewed for an additional five
(5) year term unless either party provides, at least sixty (60) days prior to the expiration of the term, written notice of non-renewal of the Agreement. Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party, without cause. This Agreement will automatically terminate if, at any time, Licensee discontinues use of the Licensed Marks, as authorized herein, for a period of two (2) months.

     7. EFFECT OF TERMINATION.
     -------------------------
     In the event of termination of this Agreement, Licensee shall immediately and permanently cease all use of the Licensed Marks. Licensee further covenants and agrees that Licensee shall at no time following the termination of this Agreement use any marks confusingly similar to the Licensed Marks.

     8. RELATIONSHIP OF THE PARTIES.
     -------------------------------
     Licensor and Licensee agree that their relationship is that of owner and non-exclusive licensee, respectively, of the Licensed Marks. This Agreement does not establish any agency, joint venture, or partnership relationship between the parties. Licensee shall have no right or authority to act for, or to bind the Licensor in any way, or to sign the name of Licensor or to represent that Licensor is in any way responsible or liable for the acts, written or oral statements, or omissions of Licensee.

     9. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.
     ------------------------------------------------
     LICENSOR ASSUMES NO LIABILITY TO LICENSEE OR THIRD PARTIES WITH RESPECT TO ANY SERVICES OFFERED OR GOODS MANUFACTURED AND SOLD BY LICENSEE IN CONNECTION WITH ANY RIGHTS GRANTED UNDER THIS AGREEMENT. Licensee agrees to indemnify and hold harmless Licensor, its officers, directors, agents, employees, subsidiaries, and attorneys against all claims, demands, liabilities, suits, actions, or losses, including all reasonable expenses and attorneys' fees, incurred by or imposed on Licensor, its agents or employees, through claims, demands, suits or actions of third parties involving any services provided or goods manufactured, marketed and sold by Licensee in connection with use of the Licensed Marks.

     10. GENERAL PROVISIONS.
     -----------------------

     10.1 Transferability. This Agreement is personal to Licensee, and any assignment or any other attempted transfer by Licensee without prior written consent of Licensor, which consent shall not be unreasonably withheld, shall be null and void.

     10.2 Entire Agreement. This Agreement sets forth the entire Agreement and understanding of the parties hereto and supersedes all previous oral and written representations or agreements relating to the subject matter hereof.

     10.3 Modifications. No modifications, amendments or supplements to this Agreement shall be effective for any purpose unless agreed to in writing signed by both parties.

     10.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. The parties further agree that all lawsuits or other legal actions relating to or arising from this Agreement shall be commenced and prosecuted only in courts of competent jurisdiction located within the State of Colorado.

     10.5 Severability/Non-waiver. Licensor and Licensee acknowledge that if any provision of this Agreement violates or contravenes any law, such provision shall be deemed severed and not a part hereof and the remainder hereof shall be in full force and effect. The parties further acknowledge that no delay or omission on the part of either party in exercising any right under this Agreement shall operate as a waiver of such right or any other right; that no waiver of any right under this Agreement shall be binding unless it is in writing and signed by a duly authorized representative of both Licensor and Licensee; and that a waiver on one occasion shall not be construed as a bar to or a waiver of any right on any future occasion.

     10.6 Notices. Any required notices hereunder shall be given in writing by certified mail or overnight express delivery service (such as FedEx) at the address of each party below, or to such other address or as either party may ubstitute by written notice. Notice shall be deemed served when delivered or, if elivery is not accomplished by reason or some fault of the addressee, when tendered.

If to Licensor: Color-Spec Technologies, Inc.

Attn:  Chief Executive Officer
Address:  3225 E. Second Avenue
          Denver, CO  80206

If to Licensee:  Real Estate Opportunities, Inc. d/b/a
PocketSpec Technologies, Inc.
Attn: Chief Executive Officer
Address:  3225 E. Second Avenue
          Denver, CO  80206

IN WITNESS WHEREOF, each party hereto has had this Agreement executed by their duly authorized representative.





Color-Spec Technologies, Inc.






Real Estate Opportunities, Inc., d/b/a  PocketSpec
Technologies, Inc.
By:  /s/
    --------------------------------

Print Name:
           -------------------------

Date:  -----------------------------
By:  /s/
     -------------------------------

Print Name:
            ------------------------

Date:
      ------------------------------



APPENDIX A

Licensed Marks are as follows:

1.       POCKETSPEC, Federal Trademark Application, Serial No.
76/180757, filed
         December 14, 2000.

2.       POCKETSPEC TECHNOLOGIES, INC., Federal Trademark
Application to be filed by Licensor on October 5, 2001.